Exhibit 4.1

INCORPORATED UNDER THE LAWS OF UTAH
Number                                                                                                                                                                                                                                                                                                                                      SHARES
XXX	CITY MEDIA,INC.	**XXX**

Fully paid Non-Assessable $0.001 Par Value COMMON STOCK
CUSIP NO. 177877 106
THIS CERTIFIES THAT	***SPECIMEN - NAME***

IS THE RECORD HOLDER OF	***SPECIMEN AMOUNT OF SHARES***

Shares of	CITY MEDIA, INC.	Capital Stock
Transferable on the books of the Corporation by the holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated: SPECIMEN DATE

/S/__________________________                                                                                                         /S/_________________________
PRESIDENT                                                                                                                                                     SECRETARY

GRAPHIC SEAL